As filed with the Securities and Exchange Commission on June 16, 1995

                                                       Registration No. 33-84604
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                AMENDMENT NO. 1
                                       To

                                    Form S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                   DVI, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------
             DELAWARE                                         22-2722773
 (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                           --------------------------

                                 500 Hyde Park
                        Doylestown, Pennsylvania  18901
                                 (215) 345-6600

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------
                                DAVID L. HIGGINS

                                 500 HYDE PARK
                        DOYLESTOWN, PENNSYLVANIA  18901
                                 (215) 345-6600

            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                With a copy to:
                              JOHN A. HEALY, ESQ.
                                 ROGERS & WELLS
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166
                                 (212) 878-8281
                            ------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check this box. /x/

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   / /
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   / /
       If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   / /

                             ---------------------
                        CALCULATION OF REGISTRATION FEE

                                                                  Proposed Maximum       Proposed Maximum
                                                 Amount to be      Offering Price       Aggregate Offering           Amount of
  Title of Securities Being Registered            Registered          Per Unit                Price              Registration Fee
 --------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.005 per share       1,450,079 shares        $10.38             $15,051,820(1)           $5,190.28(1)
 Common Stock, par value $.005 per share              15 shares        $11.88                 $178.20(2)               $1.00(2)


(1) Pursuant to Rule 457(c) under the Securities Act of 1933, the calculation of the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system of the New York Stock Exchange on September 26, 1994. This fee was paid on September 30, 1994.
(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the calculation of the registration fee is based on the average of the high and low prices of the Registrant's Common Stock reported on the consolidated reporting system of the New York Stock Exchange on June 13, 1995.


                             ---------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             PROSPECTUS (SUBJECT TO COMPLETION DATED JUNE 16, 1995)

                                   DVI, INC.


                        1,450,094 SHARES OF COMMON STOCK

                           Par Value $.005 per share



         This Prospectus relates to 1,450,094 shares (the "Shares") of Common Stock, $.005 par value per share (the "Common Stock"), of DVI, Inc., a Delaware corporation ("DVI" or the "Company"), which may be offered from time to time by the persons named in this Prospectus under "Selling Stockholders," who will have acquired those shares (i) upon conversion of the Company's 9-1/8% Convertible Subordinated Notes Due 2002 (the "Notes") or (ii) upon exercise of certain warrants (the "Warrants"). The Company will receive no portion of the proceeds of the sale of the Shares offered hereby.

         It is anticipated that the Selling Stockholders will offer the Shares for sale at the prices prevailing on the New York Stock Exchange ("NYSE") (or other principal market on which the Shares are then traded) on the date of sale. The Selling Stockholders also may sell the Shares privately, either directly to the purchaser or through a broker or brokers. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See "Plan of Distribution."

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

         The Selling Stockholders, and the brokers through whom sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions. The Company has agreed to indemnify the Selling Stockholders and any brokers through whom sales of Shares are made against certain liabilities, including liabilities under the Securities Act.

         Shares of the Company's Common Stock are traded on the NYSE under the symbol DVI. On June 12, 1995, the last sale price per share for the Common Stock, as reported on the NYSE, was $11.75. Prospective purchasers of Common Stock are urged to obtain a current price quotation.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Except where otherwise indicated, neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                 The date of this Prospectus is June ___, 1995

                               TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . .    2

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . .    3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . .    6

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission under the Securities Act, a registration statement on Form S-3 (which is referred to in this Prospectus, together with all amendments thereto, as the "Registration Statement") with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.
For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement, exhibits and schedules.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K/A-1 for its fiscal year ended June 30, 1994 (the "1994 10-K").

      (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, Quarterly Report on Form 10-Q/A-1 for the fiscal quarter ended December 31, 1994 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

      (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1994 10-K.

      (d) The description of the Common Stock, $.005 par value, of the Company contained in the Company's Registration Statement on Form 8-A filed March 27, 1992, and incorporating by reference the information contained in the Company's Prospectus dated May 14, 1992, contained in the Company's Registration Statement on Form S-2 (File No. 33-46664), together with all reports and other documents filed with the Commission for the purpose of updating or otherwise amending that description after the date of this Prospectus.

      All documents filed by the Company after the date of the Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Prospectus modifies or supersedes that statement.


      THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: DVI, INC., 500 HYDE PARK, DOYLESTOWN, PENNSYLVANIA 18901 (TELEPHONE: 215-345-6600), ATTENTION: LEGAL DEPARTMENT.


      Additional updating information with respect to the matters discussed in this Prospectus may be provided in the future by means of appendices to this Prospectus or other documents.


                                  THE COMPANY

      DVI engages in the business of providing financing for users of diagnostic imaging, therapeutic and other sophisticated medical equipment. The Company focuses primarily on financing technologically advanced medical equipment such as magnetic resonance imaging, computerized tomography, nuclear medicine and radiation therapy systems for a customer base that consists principally of outpatient healthcare providers, physicians and physician groups, medium-sized hospitals and shared service providers. The Company believes it is one of the leading independent sources of financing of sophisticated medical equipment for those categories of customers. The Company's executive offices are located at 500 Hyde Park, Doylestown, Pennsylvania 18901, and its telephone number is 215-345-6600.


                                USE OF PROCEEDS

      The Company will receive no portion of the proceeds of the sale of the Shares offered hereby.


                              SELLING STOCKHOLDERS

      The Selling Stockholders are persons who have acquired or may in the future acquire shares of Common Stock upon the conversion of the Notes or upon exercise of the Warrants. The table below sets forth, for each of the Selling Stockholders, (i) the Selling Stockholder's affiliation with the Company, (ii) the aggregate number of shares of Common Stock owned prior to the offering made by this Prospectus; (iii) the maximum aggregate number of shares of Common Stock which may be acquired upon the conversion of the Notes or upon exercise of the Warrants; (iv) the maximum number of shares each Selling Stockholder may offer and sell pursuant to this Prospectus and (v) the number of shares (and percentage of the outstanding shares) of Common Stock owned after the offering made by this Prospectus. Shares of Common Stock described under (ii) and (v) above may not be offered or sold pursuant to this Prospectus.

                              SELLING STOCKHOLDERS


                                                                                                                      Number of
                                                                                    Number of Shares              Number of Shares
                                                                                    of Common Stock               of Common Stock
                                                 Material Relationship                Beneficially                  Issuable on
                                                     With Company                       Owned by                   Conversion of
                                                       During                           Selling                       Notes or
                                                      Previous                        Stockholders                   Exercise of
                Name                                 Three Years                   Before Offering(1)                Warrants (2)
- ------------------------------------             ---------------------             ------------------             ----------------
Hannah S. and Samuel A. Cohn                     Related to Gerald L.                    91,117(5)                   18,867
Memorial Foundation                              Cohn, a Director of
                                                 the Company (4)

Starwood Group, L.P.                             None                                    56,603                      56,603

SASCO Marketing, Inc.                            None                                    47,169                      47,169

Canadian Imperial Bank of Commerce               (6)                                  2,200,720                     716,981
Trust Company, as Trustee of Settlement
T-1740 Trusts #14, #27, #28, #29, #30,
#31, #32, #33, #34, #35 and #36

Luckman Family Ventures                          None (7)                                 9,433                       9,433

Penn Footwear Retirement Trust                   None                                    14,150                      14,150

Delbert Coleman and Rose Meisel, Jtwros          None                                    94,339                      94,339

Edward A. Newman                                 None                                    53,166                       9,433

Herbert J. Siegel                                None                                    47,169                      47,169

Gerald L. Cohn Revocable Trust                   Related to Gerald L.                   147,721(5)                   75,471
                                                 Cohn, a Director of
                                                 the Company (4)

Brenda McHugh                                    Wife of John E.                         63,317(8)                   23,584
                                                 McHugh, a Director
                                                 of the Company (8)

Sandy Jordan                                     None                                    18,867                      18,867

Richard Weiss and Gail Weiss, Jtwros             Related to Sidney                        9,433                       9,433
                                                 Luckman, a Director
                                                 of the Company (9)

Robert Luckman                                   Related to Sidney                        9,433                       9,433
                                                 Luckman, a Director
                                                 of the Company (10)

S.L.K. Retirement Trust                          None                                     9,433                       9,433

Guaranty & Trust Co. FBO Sidney Luckman          Sidney Luckman is a                     37,735                      37,735
Individual Retirement                            Director of the
Account                                          Company

William C. Bartholomay                           None                                     9,433                       9,433

Granite Capital, L.P.                            None                                   608,679                     188,679

Yehuda Ben-Arieh Residuary Trust                 None                                    18,867                      18,867

Harvey Bibicoff(11)                              None                                    35,000                      35,000



                                                                                    Number of Shares
                                                   Maximum                         (and Percentage of
                                                   Number of                      Outstanding Shares) of
                                                  Shares that                          Common Stock
                                                    May Be                                to be
                                                    Offered                         Beneficially Owned
                                                   Hereby by                            by Selling
                                                    Selling                            Stockholders
Name                                              Stockholder                     After Offering(2)(3)
- ------------------------------------            --------------                   -----------------------
Hannah S. and Samuel A. Cohn                         18,867
Memorial Foundation                                                                     72,250(*)(5)

Starwood Group, L.P.                                 56,603
                                                                                             0
SASCO Marketing, Inc.                                47,169
                                                    716,981                                  0
Canadian Imperial Bank of Commerce                                                   1,483,739 (18.5%)
Trust Company, as Trustee of Settlement
T-1740 Trusts #14, #27, #28, #29, #30,
#31, #32, #33, #34, #35 and #36

Luckman Family Ventures
                                                      9,433
Penn Footwear Retirement Trust                                                               0
                                                     14,150                                  0
Delbert Coleman and Rose Meisel, Jtwros                                                      0

Edward A. Newman                                     94,339
                                                      9,433                                  0
Herbert J. Siegel                                                                       43,733(*)(8)
                                                     47,169
Gerald L. Cohn Revocable Trust                       75,471                                  0
                                                                                        72,250(*)(5)
Brenda McHugh
                                                     23,584
Sandy Jordan                                                                            39,733(*)
                                                     18,867
Richard Weiss and Gail Weiss, Jtwros                                                         0
                                                      9,433
                                                                                             0
Robert Luckman
                                                      9,433
                                                                                             0
S.L.K. Retirement Trust

Guaranty & Trust Co. FBO Sidney Luckman               9,433
Individual Retirement                                37,735                                  0
Account                                                                                      0

William C. Bartholomay
                                                      9,433
Granite Capital, L.P.                               188,679                                  0
                                                     18,867                            420,000(5.2%)
Yehuda Ben-Arieh Residuary Trust                                                             0
                                                     35,000
Harvey Bibicoff(11)                                                                          0

- -------------------------
(See notes on next page.)

 ______________________________
*    Less than 1%

(1)  Includes shares issuable on conversion of Notes or exercise of Warrants.

(2) Based on the initial conversion price of $10.60 per share with respect to the Notes and on an initial exercise price of $8.50 per share with respect to the Warrants.

(3) Assuming all shares covered by this Prospectus are sold at the same time. Computed based on a pro forma number of shares of Common Stock outstanding (6,577,795) issued and outstanding at September 15, 1994, plus 1,415,094 shares issuable on conversion of the Notes plus 35,000 shares issuable upon exercise of the Warrants. Because no fractional shares are issuable on conversion of Notes, the aggregate number of shares shown on the table as issuable on conversion of the Notes is slightly less than 1,415,094.

(4) The Hannah S. and Samuel A. Cohn Memorial Foundation (the "Foundation") is a charitable enterprise of which Gerald L. Cohn is the President and a board member. Mr. Cohn has no financial interest in the Foundation, but may be deemed for securities law purposes to be the beneficial owner of the securities owned by the Foundation by reason of his positions with the Foundation.

     The Gerald L. Cohn Revocable Trust (the "Cohn Trust") is a trust of which Mr. Cohn is a co-trustee and the sole beneficiary. For securities law purposes Mr. Cohn is deemed to be the beneficial owner of the securities owned by the Cohn Trust.

     Aside from the holdings of the Cohn Trust and the Foundation, Mr. Cohn is the beneficial owner of 333,333 shares of Common Stock, not including the shares described in footnote (5). If Mr. Cohn's holdings are aggregated with those of the Foundation and the Cohn Trust, he may be deemed to be beneficial owner of 427,671 shares, representing approximately 5.4% of the aggregate of (i) the shares of Common Stock outstanding at September 15, 1994 plus (ii) all the shares of Common Stock issuable on conversion of the Notes. The amounts shown on the table as beneficially owned by the Foundation and the Cohn Trust do not include the 333,333 shares beneficially owned by Mr. Cohn.


(5) Includes (a) 46,500 shares of Common Stock held of record by Cynthia J. Cohn, as Trustee of the Cynthia J. Cohn Revocable Trust (Ms. Cohn is a Vice President of the Company and one of Mr. Cohn's daughters), (b) 15,000 shares held of record by a trust established for the benefit of Shelly Cohn Schmidt, another of Mr. Cohn's daughters, and (c) 10,750 shares held of record by trusts established for the benefit of Clayton Schmidt and Blake Schmidt, Mr. Cohn's grandchildren. Mr. Cohn disclaims beneficial ownership of all the shares described in this footnote.


(6) Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited ("CIBC"), as trustee of trusts for the benefit of various descendants of A.N. Pritzker, deceased, is the record holder of 1,483,739 shares of Common Stock. The amounts shown on the table do not include 56,339 shares of Common Stock owned by Diversified Capital, L.P., a partnership comprised principally of trusts for the benefit of various members of the lineal descendants of Nicholas J. Pritzker, deceased. CIBC is not the trustee of such trusts.

(7) Luckman Family Ventures is a limited partnership in which Robert Luckman is the general partner and certain of the grandchildren of Sidney Luckman, a Director of the Company, are limited partners. Robert Luckman is the son of Sidney Luckman. Sidney Luckman disclaims beneficial ownership of the securities owned by Luckman Family Ventures. The amounts shown on the table do not aggregate the securities held by Luckman Family Ventures with those held by Mr. Luckman or others related to him.

(8) Includes 43,733 shares of Common Stock, including 13,333 shares issuable on the exercise of options, beneficially owned by Mr. McHugh.

(9) Mr. and Mrs. Weiss are the son-in-law and daughter, respectively, of Mr. Luckman. Mr. Luckman disclaims beneficial ownership of the securities held by Mr. and Mrs. Weiss. The amounts shown on the table do not aggregate the securities held by Mr. and Mrs. Weiss with those held by Mr. Luckman or others related to him.

(10) Robert Luckman is the son of Sidney Luckman. Sidney Luckman disclaims beneficial ownership of the securities held by Robert Luckman. The amounts shown on the table do not aggregate the securities held by Robert Luckman with those held by Sidney Luckman or others related to him.

(11) Harvey Bibicoff purchased the Warrants on November 30, 1990, and has the right under the Warrants to purchase 35,000 shares of Common Stock at a price (the "Exercise Price") equal to $8.50 per share. The Warrants expire on October 16, 1995, and the number of shares of Common Stock to be received upon the exercise of the Warrants and the Exercise Price are subject to adjustment in certain events to prevent dilution.

                              PLAN OF DISTRIBUTION

      It is anticipated that the Selling Stockholders will offer the Shares for sale at the prices prevailing on the NYSE (or other principal market on which the Shares are then traded) on the date of sale. The Selling Stockholders also may sell the Shares privately, either directly to the purchaser or through a broker or brokers. There are no arrangements or agreements with any brokers or dealers to act as underwriters of the Common Stock as of the date hereof. All costs, expenses and fees incurred in connection with the registration of the Shares, including, but not limited to, all registration and filing fees, printing expenses and fees (if any) and disbursements of the Company's counsel and accountants, are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

      The Selling Stockholders, and the brokers through whom the sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act. In addition, any profits realized by the Selling Stockholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions. The Company has agreed to indemnify the Selling Stockholders and any brokers through whom sales of Shares are made against certain liabilities, including liabilities under the Securities Act.

                                    EXPERTS

      The financial statements and the related financial statement schedules included and incorporated in this Prospectus and elsewhere in the Registration Statement by reference from the Company's Annual Report on Form 10-K/A-1 for the year ended June 30, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included and incorporated herein by reference, and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Rogers & Wells, 200 Park Avenue, New York, New York 10166.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 5,192
Printing and Engraving  . . . . . . . . . . . . . . . . . . . . . . . . . .       7,500
Accounting Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25,000
Legal Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . .      40,000
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .       5,000
Miscellaneous Fees and Expenses   . . . . . . . . . . . . . . . . . . . . .       7,308
      Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $90,000
                                                                                =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the General Corporation Law provides in general that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

         The Company's By-laws require the Company to indemnify each of its directors, officers and employees to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of his service to the Company or to other organizations at the Company's request.

         The Company has agreed to indemnify the Selling Stockholders and any brokers through whom sales of Shares are made against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

(a)  Exhibits

         3.1*    --   Certificate of Incorporation of the Company
         3.2*    --   By-Laws of the Company
         4.1*    --   Specimen of stock certificate for DVI's Common Stock, par value $.005 per share
         5.1*    --   Opinion of Rogers & Wells
         23.1*   --   Consent of Rogers & Wells (Included in Exhibit 5.1)
         23.2**  --   Consent of Deloitte & Touche LLP

- --------------

*      Previously filed.



**     Filed herewith.


(b)  Financial Statements

       Inapplicable.


ITEM 17.  UNDERTAKINGS

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, By-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, State of Pennsylvania on June 16, 1995.


                                          DVI, INC.


                                        By:  /s/ DAVID L. HIGGINS

                                           -------------------------------------

                                             David L. Higgins

                                             Chief Executive Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURE                            TITLE                                      DATE
            ---------                            -----                                      ----
      /s/ DAVID L. HIGGINS               Chief Executive Officer, Principal             June 16, 1995
 -------------------------------         Executive Officer, and Director
          DAVID L. HIGGINS

              *                          President and Director                         June 16, 1995
 -------------------------------
       MICHAEL A. O'HANLON

              *                          Senior Vice President, Principal               June 16, 1995
 -------------------------------         Financial and Accounting Officer
        JAMES G. COSTELLO

              *                          Director                                       June 16, 1995
 -------------------------------
          GERALD L. COHN

              *                          Director                                       June 16, 1995
 -------------------------------
        WILLIAM R. INGLES

              *                          Director                                       June 16, 1995
 -------------------------------
          SIDNEY LUCKMAN

              *                          Director                                       June 16, 1995
 -------------------------------
          JOHN E. McHUGH


 *By  /s/ DAVID L. HIGGINS
    ----------------------------
      DAVID L. HIGGINS
      Attorney-in-Fact

                                 EXHIBIT INDEX




Exhibit No.                Description                                Page
- -----------                -----------                                ----
   3.1*        Certificate of Incorporation of the Company
   3.2*        By-Laws of the Company
   4.1*        Specimen of stock certificate for DVI's
               Common Stock, par value $.005 per share
   5.1*        Opinion of Rogers & Wells
   23.1*       Consent of Rogers & Wells (Included in
               Exhibit 5.1)
   23.2**      Consent of Deloitte & Touche LLP

_____________

*  Previously filed.


** Filed herewith.